UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 25, 2024

Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Timothy Brown will step down as interim Chief Financial Officer of HP Inc. (“HP”) effective upon HP’s appointment of a new Chief Financial Officer on August 5, 2024, as disclosed below. Mr. Brown will return to his previous position as head of Print Finance.

(c) On June 25, 2024, HP appointed Karen Parkhill as its Chief Financial Officer, effective August 5, 2024 (the “Start Date”), to succeed Mr. Brown. Ms. Parkhill, age 58, currently serves as Executive Vice President and Chief Financial Officer of Medtronic plc, a healthcare technology company, a position she has held since June 2016.  Prior to Medtronic, Ms. Parkhill served as Vice Chairman and Chief Financial Officer of Comerica Incorporated, a financial services company, from 2011 to 2016. Ms. Parkhill was a member of Comerica’s Management Executive Committee and the Comerica Bank Board of Directors. Prior to joining Comerica, Ms. Parkhill worked for J.P. Morgan Chase & Co., a financial services company, in various capacities from 1992 to 2011, including serving as Chief Financial Officer of the Commercial Banking business from 2007 to 2011.

Ms. Parkhill will be eligible to receive an annual base salary of $950,000, a target annual cash bonus of 135% of base salary under HP’s annual bonus plan applicable to senior executives (but prorated for fiscal 2024), and other benefits, including annual equity grants, generally available to senior executives, with annual equity grants made to Ms. Parkhill in December 2024 having a target grant value equal to $7,500,000.

In addition, Ms. Parkhill will receive a one-time grant of restricted stock units as an inducement to join HP and to compensate her for forfeiture of unvested equity awards from her prior employer, with such number of RSUs equal to $15,000,000 divided by the closing price of a share of HP common stock on the Start Date, rounded up to the nearest share (the “New Hire RSUs”). The New Hire RSUs are anticipated to be granted effective on or shortly following the Start Date and will vest in three equal installments over three years, generally subject to Ms. Parkhill’s continued employment with HP on the applicable vesting date, provided that, if Ms. Parkhill’s employment with HP is terminated without “Cause” (as defined in Ms. Parkhill’s offer letter) and, if she timely executes and does not subsequently revoke a release of claims, the installment of New Hire RSUs that would have vested on the next regular vesting date will vest effective as of when the release is effective.

Ms. Parkhill will also receive a cash signing bonus in the amount of $1,500,000, 50% of which is payable on the six-month anniversary of the Start Date and 50% of which is payable on the one year anniversary of the Start Date, provided that if she resigns from HP or HP terminates her employment for Cause before the applicable payment date, Ms. Parkhill will not be eligible to receive such payment, and if such resignation or termination for Cause occurs before the one year anniversary of the Start Date, Ms. Parkhill will be required to repay a pro-rata amount of the signing bonus (with such repayment obligation reduced by 1/12th for each full month of her employment with HP).

Following her commencement of employment with HP, Ms. Parkhill will be eligible to receive severance benefits provided under HP’s Severance and Long-Term Incentive Change in Control Plan for Executive Officers, as amended and restated and as it may be amended from time to time, which plan is described in HP’s proxy statement filed with the Securities and Exchange Commission on February 26, 2024.

Item 7.01	Regulation FD Disclosure.

A copy of HP’s news release announcing the leadership changes described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	HP Inc. News Release dated June 26, 2024.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: June 26, 2024	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	SVP, Deputy General Counsel – Corporate, and Corporate Secretary